Calculation of Filing Fee Tables
F-1
Libera Gaming Operations, Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, no par value	457(o)			$ 17,250,000.00	0.0001381	$ 2,382.22
Fees to be Paid	2	Equity	Representative's Warrants to purchase common shares	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common shares issuable upon exercise of the Representative's Warrants	Other			$ 1,207,500.00	0.0001381	$ 166.76
Fees Previously Paid	4	Equity	Common shares, no par value	457(o)			$ 8,625,000.00		$ 1,273.05
Fees Previously Paid	5	Equity	Common shares issuable upon exercise of the Representative's Warrants	Other			$ 603,750.00		$ 89.11
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 27,686,250.00		$ 3,911.14
			Total Fees Previously Paid:						$ 1,362.16
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,548.98
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares registered hereby also include an indeterminate number of additional common shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of common shares that the underwriters have the option to purchase to cover over-allotments, if any. (3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

[2]	(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of common shares that the underwriters have the option to purchase to cover over-allotments, if any. (3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. (4) In accordance with Rule 457(g) under the Securities Act, because the common shares of the registrant underlying the Representative's Warrants is registered hereby, no separate registration fee is required with respect to the Representative's Warrants registered hereby.

[3]	(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of common shares that the underwriters have the option to purchase to cover over-allotments, if any. (3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative's Warrants is exercisable at a per common share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative's Warrants is $1,811,250 which is equal to 100% of $1,811,250 (7.0% of the proposed maximum aggregate offering price for the common shares of $25,875,000). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional common shares that are issuable by reason of the anti-dilution provisions of the Representative's Warrants.

[4]	(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of common shares that the underwriters have the option to purchase to cover over-allotments, if any. (3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

[5]	(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of common shares that the underwriters have the option to purchase to cover over-allotments, if any. (3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date